Exhibit 99.1 (b) 4

TechRx Incorporated

Consolidated Statements of Cash Flows

	Eleven Months Ended May 31 2002	Year ended June 30 2001
	(Dollars in Thousands)
Operating activities
Net loss	$(13,764)	$(26,527)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	7,330	11,166
Impairment of assets	—	7,102
Other noncash charges	—	174
Stock compensation expense	696	—
Working capital items:
Accounts receivable (including NDCHealth)	(1,100)	2,985
Prepaid expenses and other	(205)	378
Accounts payable (including NDCHealth)	(86)	3,784
Accrued expenses	(1,448)	4,136
Deferred revenues	(551)	(3,165)
Accrued restructuring	121	1,980

Net cash (used) provided by operating activities	(9,007)	2,013

Investing activities
Acquisitions (including NDC Pharmacy Systems)	—	(28,206)
Purchase of furniture, fixtures, and equipment	(2,458)	(3,044)
Capitalized software	(6,401)	—

Net cash used by investing activities	(8,859)	(31,250)

Financing activities
Repayment of long-term obligations (including NDCHealth)	(8,302)	(5,895)
Proceeds from borrowings	11,906	5,534
Proceeds from stock issuance activities—net	10,170	37,410
Other	(72)	(38)

Net cash provided by financing activities	13,702	37,011

Net (decrease) increase in cash	(4,164)	7,774
Cash—beginning of year	11,513	3,739

Cash—end of year	$7,349	$11,513

See accompanying notes.